EXHIBIT 24

  			      CONFIRMING STATEMENT


	This Statement confirms that the undersigned, Joseph H. Cornely, III, has authorized and designated David A. Levin, Dennis R. Hernreich and Arlene
C. Feldman to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Casual Male Retail Group, Inc. The authority of David A. Levin, Dennis R. Hernreich and Arlene C. Feldman under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in the securities of Casual Male Retail Group, Inc., unless earlier revoked in writing. The undersigned acknowledges that David A. Levin, Dennis R. Hernreich and Arlene C. Feldman are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


Date: December 8, 2003			By:   /s/ Joseph H. Cornely, III
						Name: Joseph H. Cornely, III


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